Exhibit 5.1

[Tucker Ellis LLP Letterhead]

May 9, 2018

Civista Bancshares, Inc.

100 East Water Street

Sandusky, Ohio 44870

Gentlemen:

We have acted as legal counsel to Civista Bancshares, Inc., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) relating to the proposed issuance of up to 4,549,797 common shares, no par value (the “Common Shares”), of the Company, in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger, dated March 11, 2018, by and between the Company, Civista Bank, an Ohio-chartered bank and a wholly-owned subsidiary of the Company (“Civista Bank”), United Community Bancorp, an Indiana corporation, and United Community Bank, a federally chartered savings bank and a wholly-owned subsidiary of United Community Bancorp (the “Merger Agreement”).

In connection with rendering this opinion, we have examined, to the extent we deemed necessary, originals or copies of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iv) the Amended and Restated Code of Regulations of the Company, as currently in effect (the “Regulations”); (v) the resolutions adopted by the Board of Directors of the Company relating to the issuance of the Common Shares and approving the Merger Agreement and the transactions contemplated thereby; and (vi) the resolutions adopted by the Board of Directors of Civista Bank approving the Merger Agreement and the transactions contemplated thereby. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; and (b) that each of United Community Bancorp and United Community Bank have the power, corporate and otherwise, to enter into and perform all of its obligations under the Merger Agreement, and the Merger Agreement has been duly authorized, executed and delivered by each of United Community Bancorp and United Community Bank and constitutes the valid and binding obligation of enforceable against each of United Community Bancorp and United Community Bank in accordance with its terms.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “legally issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.

Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Common Shares have been duly authorized by the Company and, when the Registration Statement has become effective under the Act and the Common Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and the Merger Agreement, such Common Shares will be legally issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America. We express no opinion with respect to the applicability or effect of the laws of any other jurisdiction. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

This opinion is furnished by us solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon or used by any other person or for any other purpose. Notwithstanding the foregoing, we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and in the joint proxy/prospectus included in the Registration Statement as having passed on the validity of the Common Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We bring to your attention the fact that our legal opinion is an expression of professional judgment and is not a guarantee of result.

Very truly yours,

/s/ Tucker Ellis LLP